Exhibit 24
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                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Peoples Bancorp Inc. (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 for the registration of certain of its common shares to be issued pursuant to the terms of the Agreement and Plan of Acquisition and Merger, dated as of October 24, 2000, between the Company and The Lower Salem Commercial Bank and Peoples Bank, National Association, hereby constitutes and appoints Robert
E. Evans and Charles R. Hunsaker as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign both the Registration Statement on Form S-4 and any and all amendments and documents related thereto, and to file the same, and any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 14th day of December, 2000.


 /s/ ROBERT E. EVANS                     /s/ ROBERT W. PRICE
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Robert E. Evans                         Robert W. Price

                                         /s/ PAUL T. THEISEN
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Carl Baker, Jr.                         Paul T. Theisen

 /s/ GEORGE W. BROUGHTON                 /s/ THOMAS C. VADAKIN
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George W. Broughton                     Thomas C. Vadakin

                                         /s/ JOSEPH H. WESEL
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Frank L. Christy                        Joseph H. Wesel

 /s/ WILFORD D. DIMIT                    /s/ JOHN W. CONLON
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Wilford D. Dimit                        John W. Conlon

 /s/ REX E. MAIDEN                       /s/ MARK F. BRADLEY
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Rex E. Maiden                           Mark F. Bradley